UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 20, 2011 (January 19, 2011)

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 19, 2011, Inergy, L.P. (the “Partnership”), Inergy Finance Corp. (“Inergy Finance” and, together with the Partnership, the “Issuers”) and certain subsidiary guarantors (the “Subsidiary Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. Incorporated, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Raymond James & Associates, Inc. and SunTrust Robinson Humphrey, Inc. (collectively, the “Initial Purchasers”) to sell $750 million aggregate principal amount of the Issuers’ 6 7/8% Senior Notes due 2021 (the “2021 Notes”) in accordance with a private placement (the “Offering”) conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The closing of the Offering of the 2021 Notes is scheduled to occur on February 2, 2011.

The Partnership intends to use the net proceeds from the Offering, together with borrowings under a new term loan facility that the Partnership expects to enter into at or prior to closing of the Offering, to (i) fund its pending partial redemption of its 8.75% Senior Notes due 2015 (the “2015 Notes”), (ii) fund its pending tender offers for its 6.875% Senior Notes due 2014 (the “2014 Notes”), 2015 Notes and 8.25% Senior Notes due 2016 (the “2016 Notes”) and (iii) redeem any of the 2014 Notes and 2016 Notes not acquired in the tender offers related to such notes. Any remaining net proceeds will be used to repay outstanding borrowings under the Partnership’s revolving general partnership credit facility and its revolving working capital credit facility and to provide additional working capital for general partnership purposes.

The Purchase Agreement contains customary representations, warranties and agreements of the Partnership and certain affiliates, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The summary description of the Purchase Agreement set forth above is qualified in its entirety by the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On January 19, 2011, the Partnership issued a press release announcing the pricing of the 2021 Notes. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement, dated January 19, 2011, among the Partnership, Inergy Finance, the Subsidiary Guarantors named therein and the Initial Purchasers named therein relating to the 2021 Notes.

99.1	Press Release dated January 19, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC, its General Partner

Date: January 20, 2011	By:	/s/ Laura L. Ozenberger

Laura L. Ozenberger Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Purchase Agreement, dated January 19, 2011, among the Partnership, Inergy Finance, the Subsidiary Guarantors named therein and the Initial Purchasers named therein relating to the 2021 Notes.

99.1	Press Release dated January 19, 2011.